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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-46437 on Form S-4 of Central Garden & Pet Company of our reports dated November 4, 1997, appearing in the Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 27, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
San Francisco, California
March 18, 1998